                                                                  EXHIBIT 1.1


                               21,700,000 SHARES

                         WADDELL & REED FINANCIAL, INC.

            SHARES OF CLASS A COMMON STOCK, $.01 PAR VALUE PER SHARE



                             UNDERWRITING AGREEMENT



  March [  ], 1998

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                     March [  ], 1998



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch & Co.
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036


Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
c/o Morgan Stanley & Co. International Limited
  25 Cabot Square
  Canary Wharf
  London E14 4QA
  England


Dear Sirs and Mesdames:


     Waddell & Reed Financial, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 21,700,000 shares of its Class A Common Stock, $.01 par value per share (the "FIRM SHARES").

     It is understood that, subject to the conditions hereinafter stated, 17,360,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 4,340,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Merrill Lynch & Co. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International and Merrill Lynch International shall
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act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several
International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the UNDERWRITERS.

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 2,170,000 shares of its Class A
Common Stock, $.01 par value (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of Class A Common Stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Class A Common Stock, $.01 par value of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "CLASS A COMMON STOCK".

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus (as described in Rule 434(a)(1) under the Securities
Act) in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS"; If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the
"RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     As part of the offering contemplated by this Agreement (the "OFFERING"), Morgan Stanley & Co. Incorporated and certain of its affiliates (collectively, "MORGAN STANLEY") has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this Agreement, up to 1,250,000 shares, for sale to the Company's employees, officers and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this

                                       2
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Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.

              1. Representations and Warranties. Each of Torchmark Corporation, a Delaware corporation ("TORCHMARK") and the Company represents and warrants to and agrees with each of the Underwriters that:

              (a) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

              (b) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

              (c) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with, and material to, the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

                                       3
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              (d) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (e) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

              (f) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses (except for such failures to possess as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

              (g) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (h) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

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              (i) (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (C) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

              (j) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (k) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

              (l) This Agreement has been duly authorized, executed and delivered by each of the Company and Torchmark.

              (m) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

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              (n) The shares of Class A Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

              (o) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

              (p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

              (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

              (r) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

              (s) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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              (t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

              (u) Each of Waddell & Reed, Inc. ("WRI") and Waddell & Reed Investment Management Company ("WRIMCO") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT") and neither WRI or WRIMCO is prohibited by any provision of the Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser. WRI and WRIMCO are the only direct or indirect subsidiaries of the Company required to be registered as investment advisers under the Advisers Act.

              (v) WRI is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and under the securities laws of each state where the conduct of its business requires such registration and is in compliance in all material respects with all United States federal and state laws requiring such registration or is subject to no material liability or disability by reason of the failure to be so registered in any such jurisdiction or to be in such compliance in all material respects. WRI is a member in good standing of the National Association of Securities Dealers (the "NASD"). None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the laws requiring any such registration, licensing or qualification in any state in which it conducts business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

              (w) Waddell & Reed Services Company, Inc. ("WRSCO") is duly registered as a transfer agent under the Exchange Act and under the securities laws of each state where the conduct of its business requires such registration and is in compliance in all material respects with all United States federal and state laws requiring such registration or is subject to no material liability or disability by reason of the failure to be so registered in any such jurisdiction or to be in such compliance. None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a transfer agent under the laws requiring any such registration, licensing or qualification in any state in which it conducts business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

              (x) None of the Company or its direct or indirect subsidiaries including WRI and WRIMCO is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing

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       or qualification in any state in which it or its subsidiaries conduct business or is not subject to material liability or disability by reason of the failure to be so registered, licensed or qualified.

              (y) Each of the Company, WRI and WRIMCO is and has been in compliance with, and each such entity has or will have had, as the case may be, received no notice of any violation of, (A) all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to investment advisory or broker-dealer activities and (B) all other such laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company, WRI or WRIMCO to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

              (z) Each entity for which WRI or WRIMCO acts as investment adviser and which is required to be registered with the Commission as an investment company under the Investment Company Act and which is listed in the Prospectus under "Business -- Fund Summary" (a "FUND") is, and upon consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act and to the best knowledge of the Company, each Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and to the best knowledge of the Company, there are no facts with respect to any such Fund that are likely to have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

              (aa) To the best knowledge of the Company, each Fund's registration statement complies in all material respects with the provisions of the Securities Act, the Investment Company Act and the rules and regulations thereunder and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (bb) To the best knowledge of the Company, each agreement between the Company, WRI, WRIMCO or any other subsidiary of the Company on the one hand and any Fund or private client on the other hand is a legal and valid obligation of the parties thereto, and none of the Company, WRI, WRIMCO or any other subsidiary of the Company is in breach or violation of or in default under any such agreement which would individually or in the aggregate have a material adverse effect on, or cause a prospective material adverse change in, the

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       general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

              (cc) The Offering will not, and the special dividend to the shareholders of Torchmark of all of the Class A Common Stock and Class B Common Stock owned by Torchmark after the Offering should not, constitute an "assignment" as defined in the Investment Company Act and the Advisers Act of any of the investment advisory contracts to which WRI or WRIMCO is a party.

              (dd) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (ee) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (ff) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except as disclosed in the Prospectus.

              (gg) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

              (hh) The Company does not anticipate incurring significant operating expenses or costs to ensure that all Company management information systems will be year 2000 compliant.

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              (ii) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.


              (jj) The Company represents and warrants that any loans made to officers or employees of the Company enabling such officers or employees to participate in the Directed Share Program will not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.


              2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$[ ] a share ("PURCHASE PRICE").

              On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,170,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elects to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

              Each of Torchmark (for itself and on behalf of its subsidiaries) and the Company and each of the directors and executive officers of the Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the "LOCK-UP PERIOD"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company or Torchmark relating to shares of Class A Common Stock or other securities acquired in open market transactions after completion of the Offering, (D) options on shares of Class A Common Stock issued in connection with employee benefit plans as described in the Prospectus or (E) the issuance of Class A Common Stock as payment for acquisitions by the Company, if all persons or entities receiving shares of Class A Common Stock pursuant to this clause (E) agree to be subject to the restrictions in clauses (i) and (ii) above for the remainder of the Lock-up Period.

              3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[ ] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[ ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[ ] a share, to any Underwriter or to certain other dealers.

              4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ], 1998, or at such other time on the same or such other date, not later than [ ], 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

              Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [ ], 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

              Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

              5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [ ] (New York City time) on the date hereof.

              The several obligations of the Underwriters are subject to the following further conditions:

              (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

              (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and a certificate, dated the Closing Date and signed by an executive officer of Torchmark, to the effect that the representations and warranties of the Company and Torchmark respectively contained in this Agreement are true and correct as of the Closing Date and that each of the Company and Torchmark has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

              The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

              (c) The Underwriters shall have received on the Closing Date an opinion of Hughes & Luce, L.L.P., special counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (iii) the shares of Class A Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                  (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                  (v) this Agreement has been duly authorized, executed and delivered by each of the Company and Torchmark;

                  (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

                  (vii) the statements (A) in the Prospectus under the captions
            "Description of Capital Stock" and "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;


                  (viii) after inquiry of the executive officers and the general counsel of the Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (ix) the Company is not and, after giving effect to the
            offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act;

                  (x) Based on and assuming the accuracy of the determinations of the Company's board of directors that the Company had adequate surplus within the meaning of Section 170 of the Delaware General Corporation law, the declaration of dividends to the shareholders of the Company of (A) all of the capital stock of Waddell & Reed Asset Management Company ("WRAMCO"), (B) the Company's $480 million principal amount unsecured promissory notes due November 25, 2002 and (C) all of the capital stock of United Investors Life Insurance Company ("UILIC"), did not violate Section 170 of the Delaware General Corporation Law.

                  (xi) based upon all the facts and circumstances existing as of the date of each distribution of WRAMCO described in this paragraph and also as of the Closing Date, including representations contained in officer certificates made as of the Closing Date, (A) pursuant to
            Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), no gain or loss was recognized to (and no amount was included in the income of WRSCO or WRI upon the distribution of 100% of the issued and outstanding stock of WRAMCO (the "WRAMCO STOCK") by WRSCO, (B) pursuant to Section 355 of the Code, no gain or loss was recognized to (and no amount was included in the income of) the Company or WRSCO upon the distribution of the WRAMCO Stock by WRSCO to the Company,
            (C) pursuant to Section 355 of the Code, no gain or loss was recognized to (and no amount included in the income of) the Company, Liberty National Life Insurance Company ("LIBERTY") or Torchmark upon the distribution of the WRAMCO Stock by the Company to Liberty and Torchmark, and (D) pursuant to Section 355 of the Code, no gain or loss was recognized to (and no amount was included in the income of) Liberty or Torchmark upon the distribution of the WRAMCO Stock by Liberty to Torchmark; provided, however, that Liberty increased its taxable income by the amount of the distribution considered to be made from Liberty's policy holders surplus account pursuant to
            Section 815 of the Code.

                  (xii) based upon all the facts and circumstances existing as of the date of the distribution of UILIC described in this paragraph and also as of the Closing Date, including representations contained in the officer certificates made as of the Closing Date, pursuant to
            Section 355 of the Code, no gain or loss will be recognized to (and no amount will be included in the income of) the Company, Liberty or Torchmark upon the distribution of 100% of the issued and outstanding stock of UILIC by the Company to Liberty and Torchmark.


                  (xiii) any loans made to officers or employees of the Company enabling such officers or employees to participate in the Directed Share Program will not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (xiv) such counsel (A) is of the opinion that the Registration
            Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (d) The Underwriters shall have received on the Closing Date an opinion of Dechert Price & Rhoads, special outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Offering will not constitute an "assignment" as defined in the Investment Company Act and the Advisers Act of any of the investment advisory contracts to which WRI or WRIMCO is a party.

                  (ii) each of WRI and WRIMCO is duly registered as an
            investment adviser under the Advisers Act. No other subsidiary of the Company is required to be registered as an investment adviser under the Advisers Act and the rules and regulations of the Commission promulgated thereunder. WRI is duly registered, licensed or qualified as a broker-dealer under all federal laws requiring any such registration, licensing or qualification. None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under any federal law requiring any such registration, licensing or qualification.

                  (iii) none of the Company or its direct or indirect
            subsidiaries including WRI and WRIMCO is required to be registered, licensed or qualified as an investment adviser under the laws of any state.

              (e) The Underwriters shall have received on the Closing Date an opinion of Sharon K. Pappas, General Counsel to the Company, dated the Closing Date to the effect that:

                  (i) each subsidiary of the Company listed in Exhibit 21.1 to the Registration Statement (a "COMPANY SUBSIDIARY") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) all of the issued shares of capital stock of each Company Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, and to the best knowledge of counsel, are free and clear of all liens, encumbrances, equities or claims;

                  (iii) each of WRI and WRIMCO is duly registered as an investment adviser under the Advisers Act. No other subsidiary of the Company is required to be registered as an investment adviser under the Advisers Act and the rules and regulations of the Commission promulgated thereunder. WRI is duly registered, licensed or qualified as a broker-dealer in each United States jurisdiction where the conduct of its business requires such registration and is in compliance in all material respects with all United States federal and state laws requiring any such registration, licensing or qualification. None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the laws requiring any such registration, licensing or qualification in any state in which it or its subsidiaries conduct business. To the best knowledge of counsel, each of the Company, WRI and WRIMCO is in compliance with all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to investment advisory or broker dealer activities except where any failure by the Company or any subsidiary to comply with any such law, regulation, ordinance or rule would not have, individually, or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (iv) none of the Company or its direct or indirect subsidiaries including WRI and WRIMCO is required to be registered, licensed or qualified as an investment adviser under the laws of any state.

              (f) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv), 5(c)(v), 5(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 5(c)(xiv) above.

              With respect to Section 5(c)(xiv) above, Hughes & Luce, L.L.P., and Skadden, Arps, Slate, Meagher & Flom LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

              The opinions of Hughes & Luce, L.L.P., Dechert Price & Rhoads and Sharon K. Pappas described respectively in Sections 5(c), 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

              (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter deliVered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

              (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each shareholder of the Company relating to sales and certain other dispositions of shares of Class A Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing
       Date.

              (i) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

              6. Covenants of the Company and Torchmark. In further consideration of the agreements of the Underwriters herein contained, the Company and, with respect to paragraph (f) below, Torchmark, covenants with each Underwriter as follows:

              (a) To furnish to you, without charge, eight signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

              (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of
       Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

            (g) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of five months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

            (h) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

            7. Indemnity and Contribution. (a) Torchmark and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (b) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (ii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Torchmark and the Company, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company or Torchmark within the meaning of either Section 15 of the Securities

       Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Torchmark and the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by Torchmark and the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

            (e) To the extent the indemnification provided for in Section 7(a), 7(b) or 7(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Torchmark and the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(e)(i) above but also the relative fault of Torchmark and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Torchmark and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of Torchmark and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Torchmark or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
       Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            (f) Each of Torchmark, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
       Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilt y of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (g) The indemnity and contribution provisions contained in this
       Section 7 and the representations, warranties and other statements of Torchmark and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or Torchmark to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Torchmark shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  TORCHMARK CORPORATION



                                  By:
                                     -------------------------------------------
                                     Name: R. K. Richey
                                     Title: Chairman and Chief Executive
                                            Officer


                                  WADDELL & REED FINANCIAL, INC.



                                  By:
                                     -------------------------------------------
                                     Name: Keith A. Tucker
                                     Title: Chairman of the Board and Chief
                                     Executive Officer


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.
Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By:
    ----------------------------------
    Name: Phillip S. Barnett
    Title: Managing Director

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By:
    ----------------------------------
    Name: Phillip S. Barnett
    Title: Managing Director

                                                                      SCHEDULE I

                               U.S. UNDERWRITERS



                                                          NUMBER OF
                                                         FIRM SHARES
        UNDERWRITER                                    TO BE PURCHASED
        -----------                                    ---------------
Morgan Stanley & Co. Incorporated                         4,320,000
Goldman, Sachs & Co.                                      4,320,000
Merrill Lynch & Co.                                       4,320,000
George K. Baum & Company                                    200,000
Sanford C. Bernstein & Co., Inc.                            800,000
CIBC Oppenheimer Corp.                                      800,000
Donaldson, Lufkin & Jenrette Securities Corporation         800,000
Fox-Pitt Kelton Inc.                                        800,000
Janney Montgomery Scott Inc.                                200,000
Morgan Keegan & Company, Inc.                               200,000
Piper Jaffray Inc.                                          200,000
The Robinson-Humphrey Company, LLC                          200,000
Stephens Inc.                                               200,000

                                                         ----------

 Total U.S. Firm Shares ..............                   17,360,000
                                                         ==========

                                                                     SCHEDULE II

                          INTERNATIONAL UNDERWRITERS




                                                          NUMBER OF
                                                         FIRM SHARES
        UNDERWRITER                                    TO BE PURCHASED
        -----------                                    ---------------
Morgan Stanley & Co. International Limited                1,200,000
Goldman Sachs International                               1,200,000
Merrill Lynch International                               1,200,000
Sanford C. Bernstein & Co., Inc.                            370,000
Donaldson, Lufkin & Jenrette International                  370,000

                                                           ---------

 Total International Firm Shares ......                    4,340,000
                                                           =========

                                                                       EXHIBIT A



                             FORM OF LOCK-UP LETTER


                                                              ____________, 1998


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch & Co.
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, NY  10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
c/o Morgan Stanley & Co. International Limited
  25 Cabot Square
  Canary Wharf
  London E14 4QA
  England

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Waddell & Reed Financial, Inc., a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS"), of
[ ] shares (the "SHARES") of the Class A common stock, $.01 par value per share of the Company (the "CLASS A COMMON STOCK").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending
180 days after the date of the final prospectus (the "PROSPECTUS") relating to the Public Offering (the "LOCK-UP PERIOD"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) the issuance by the Company of shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by any person other than the Company or Torchmark Corporation ("TORCHMARK") relating to shares of Class A Common Stock or other securities acquired in open market transactions after completion of the Offering, (d) options on shares of Class A Common
Stock issued in connection with employee benefit plans as described in the Prospectus or (e) the issuance of Class A Common Stock as payment for acquisitions by the Company, if all persons or entities receiving shares of Class A Common Stock pursuant to this clause (e) agree to be subject to the restrictions in clauses (i) and (ii) above for the remainder of the Lock-up Period.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, Torchmark and the Underwriters.


                                  Very truly yours,


                                  ----------------------------------------------
                                  (Name)

                                  ----------------------------------------------
                                  (Address)